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                                                                    Exhibit 99.1





                                October 28, 2001


To the Board of Directors of
Fog Cutter Capital Group Inc.
1410 SW Jefferson Street
Portland, OR 97201

       Re: Letter of Resignation
           ---------------------

       I hereby resign as a member of the Board of Directors of Fog Cutter Capital Group Inc. (the "COMPANY"), as a member of the Board of Directors of all subsidiaries of the Company on which I serve, and any committees of the Company on which I serve, effective immediately in each case.

       I feel that my participation over the last three years has helped the Company survive some difficult economic circumstances. Knowing that things have now stabilized, that the Company is now poised to fully implement its Strategic Plan, unanimously approved earlier this year, and that the Company is again paying dividends leaves me feeling comfortable handing my board responsibility over to the 2002 incoming Board of Directors. While other business matters require attention, my family and I continue to be significant stockholders and look forward to seeing shareholder value further increase.

                                              Sincerely,

                                                 /s/ Pat Terrell
                                              ---------------------
                                                   Pat Terrell